BYLAWS
                                       OF
                           CHESTER VALLEY BANCORP INC.

                                    ARTICLE I
                                     OFFICES

         1.1 Registered Office. The registered office of Chester Valley Bancorp Inc. (the "Corporation") shall be located in the Commonwealth of Pennsylvania at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law.

         1.2 Other Offices. The Corporation may have other offices within or outside the Commonwealth of Pennsylvania at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II
                             STOCKHOLDERS' MEETINGS

         2.1 Meeting Place. All meetings of the stockholders of the Corporation shall be held at the principal place of business of the Corporation, or at such other place within or without the Commonwealth of Pennsylvania as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

         2.2 Annual Meeting. An annual meeting of the stock-holders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and time as may be determined by the Board of Directors and stated in the notice of such meeting.

         2.3 Organization. Each meeting of the stockholders shall be presided over by the Chairman of the Board or by the President, or if neither the Chairman nor the president is present, by any Executive or Senior Vice President. The Secretary, or in his or her absence an Assistant Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders, unless prescribed by law or regulation or unless the Chairman of the Board has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as seem to him or her in order.

         2.4 Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman, the President, or a majority of the Board of Directors.

         2.5 Notice of Meetings. Written notice of every meeting of the stockholders shall be given by or at the direction of the person or persons authorized to call the meeting to each stockholder of record entitled to vote at the meeting at least ten (10) days prior to the date named for the meeting, unless a greater period of notice is required by law in a particular case. Such notice need not be given to stockholders not entitled to vote at the meeting unless such stockholders are entitled by law to such notice in a particular case. Notice shall be deemed to have been properly given to a stockholder when delivered to such stockholder personally, or when deposited in the United States mail with first-class postage prepaid or when deposited in a telegraph office, charges prepaid, and directed to the address of such stockholder appearing on the books of the Corporation or supplied by such stockholder to the Corporation for the purpose of notice; and a certificate or affidavit by the Secretary or an Assistant Secretary or a transfer agent shall be conclusive evidence of the giving of any notice required by these By-Laws. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with the telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting, and shall state the nature of the business to be transacted to the extent required by law.

         2.6 Notice of Adjournments. Upon adjournment of an annual or special meeting of stockholders, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the meeting at which such adjournment is taken. At any adjournment meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called.

         2.7 Voting Record. The Corporation shall make a complete record of the stockholders entitled to vote at each meeting of the stockholders of the Corporation, or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each. The record shall be kept open at the time and place of such meeting for inspection by any stockholder.

         2.8 Quorum. Except as otherwise provided in the Articles of Incorporation or these Bylaws or provided by statute, a quorum at any annual or special meeting of stockholders shall consist of stockholders representing either in person or by proxy, a majority of the votes that all stockholders are entitled to cast on a particular matter for purposes of action on the matter.

         2.9 Voting of Shares. Except as otherwise provided in the Articles of Incorporation or these Bylaws or provided by statute, each stockholder shall have one vote for each share of stock having voting power registered in the stockholder's name on the books of the Corporation and the acts at a duly organized meeting of the stockholders present, in person or by proxy, entitled to cast at least a majority of the votes that all stockholders present in person or by proxy are entitled to cast shall be the acts of the stockholders. Except as otherwise provided by statute, in connection with the election of directors at a duly organized meeting of stockholders, the nominees receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately, up to the number of directors to be elected by the class or group of classes, shall be elected. Stockholders shall not be permitted to cumulate their votes for the election of directors.

         2.10 Stockholders May Vote in Person or by Proxy. Every stockholder entitled to vote may vote either in person or by proxy. Every proxy shall be executed in writing by a stockholder or by his duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on or after three (3) years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

         2.11 Judges of Election. For each meeting of stockholders, the Board of Directors may appoint one or three judges of election. If for any meeting the judge(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any judge, one or three judge(s) may, and on the request of any stockholder or his or her proxy shall, be appointed at the meeting by the chairman thereof. The judges shall do all such acts as may be proper to ascertain the existence of a quorum and the number of votes cast, and to conduct the election or vote with fairness to all stockholders. They shall, if requested by the chairman of the meeting or any stockholder or his or her proxy, make a written report of any matter determined by them and execute a certificate of any fact found by them. If there be three judges, the decision, act, or certificate of a majority shall be effective in all respects as a decision, act or certificate of all. Judges need not be stockholders, but no person who is a candidate for office shall act as a judge.

         2.12 Stockholder Proposals. Any stockholder proposal to be considered at the annual meeting, including any proposal to amend these bylaws or to change any action of the Board of Directors with respect thereto, shall be stated in writing and filed with the Secretary at least 45 days before the month and day in the year of annual meeting which corresponds to month and day in the immediately preceding year on which the Corporation first mailed its proxy materials for the prior year's annual meeting of shareholders, except that, if the date of the annual meeting changes more than 30 days from the prior year, or if during the prior year the Corporation did not hold an annual meeting, then in order to be considered at the annual meeting, the proposal must be stated in writing and filed with the Secretary at least 45 days before the Corporation mails its proxy materials for the current year." A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (c) the class and number of shares on the Corporation's books, of the stockholder proposing such business; (d) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice; and (e) any financial interest of the stockholder in such proposal. No proposal which has not been so stated and filed shall be considered.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         3.1 Number and Powers. The management of the affairs, property and interest of the Corporation shall be vested in a Board of Directors of not less than 3 directors who shall be natural persons of full age. The initial Board of Directors shall consist of nine persons. The number of directors may at any time be increased or decreased (subject to the minimum of 3 directors stated above) by a vote of a majority of the Board of Directors, provided that no decrease will have the effect of shortening the term of any incumbent director. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The classification and terms of office of the directors shall be as set forth in the Corporation's Articles of Incorporation. In addition to the powers and authorities expressly conferred upon it and by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         3.2 Vacancies. Vacancies in the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining members of the Board though less than a quorum. Each person elected to fill a vacancy created by the death, resignation or removal of a director shall serve for the unexpired term of the director whom he or she replaces and until his or her successor is duly elected and qualifies. Each person elected to fill a vacancy created by an increase in the number of directors shall be a director until the Corporation's next annual meeting of stockholders and until his or her successor is elected by stockholders and qualifies except that for vacancies occurring on and after October 1, 1989, each person elected to fill a vacancy shall serve until the next selection of the class for which such director has been chosen, and until his or her successor has been elected and qualified.

         3.3 Removal of Directors. The Board of Directors or the stockholders may declare the office of a director vacant if he or she be judicially declared of unsound mind or convicted of an offense punishable by imprisonment for a term of more than one year or if the director has breached or failed to perform his or her fiduciary duty to the Corporation and such breach or failure constitutes self-dealing, willful misconduct or recklessness or if, within sixty (60) days after notice of his or her election, he or she does not accept such office either in writing or by attending a meeting of the Board.

         3.4 Regular Meetings. Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the Commonwealth of Pennsylvania, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of stockholders.

         3.5 Special Meetings. Special meetings of the Board of Directors may be held at any time and place and shall be called by the Secretary upon the written request of the Chairman of the Board of Directors, or any three (3) directors, specifying the general purpose of the meeting. Upon receipt of such request, the Secretary shall fix the place and time for such special meeting which shall not be less than five (5) nor more than thirty (30) days after receipt of the request. The Secretary shall give notice of the meeting at least three (3) days prior to the meeting if delivered by mail at the address at which the director is most likely to be reached, and at least 24 hours prior to the meeting, if delivered personally or by telegram. Notice by mail or telegram shall be deemed to be delivered when deposited in the U.S. mail, with postage prepaid, if mailed and when delivered to the telegram company, if sent by telegram.

         3.6 Quorum: Voting. A majority of the directors in office shall be necessary at all meetings to constitute a quorum of the Board of Directors for the transaction of business and the acts of a majority of the directors present (including participants by telephone or similar communication as provided in Section 3.12) at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may otherwise be specifically provided by statute, or by the Articles of Incorporation or by these Bylaws.

         3.7 Waiver of Notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

         3.8 Nominations of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 3.8 shall be eligible for election, by stockholders, as directors. The Board of Directors shall act as a nominating committee and, by resolution adopted by a majority of its members, select the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the Board shall deliver written nominations to the Secretary at least 30 days prior to the date of the annual meeting. Provided the Board makes such nominations, no nominations for directors except those made by the Board and such other nominations as shall be made by stockholders in accordance with the provisions of this Section 3.8 shall be voted upon at the annual meeting. Nominations of individuals for election to the Board of Directors of the Corporation at an annual meeting of stockholders may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting who complies with the notice procedures set forth in this Section
3.8. Such nominations, other than those made by the Board of Directors acting as the nominating committee, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3.8. To be timely, a stockholder's notice shall be delivered to or received at the principal executive offices of the Corporation not less than 30 days prior to the meeting. Each such stockholder's notice shall set forth: (a) the name of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in a solicitation of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of Schedule 14A and information which would be required to be filed on Schedule 14B with the Securities Exchange Commission (or any successors of such items or schedules); and (e) the consent of each nominee to serve as a director of the Corporation if so elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholders' notice of nomination which pertains to the nominee together with a written consent to serve as a director if elected. No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.8, except that if the Board shall fail or refuse to act at least 30 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.

         3.9 Executive and Other Committees. Standing or special committees may be appointed from its own number by the Board of Directors from time to time, and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except in reference to the submission to stockholders of any action requiring stockholder approval, amending or repealing any resolution of the Board that by its terms is amendable or repealable only by the Board, taking action on matters committed by these Bylaws or resolution of the Board to another committee of the Board, creating or filling a vacancy on the Board of Directors or amending these Bylaws. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation.

         3.10 Remuneration. No stated fee shall be paid to directors, as such, for their service, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of standing or special committees may be allowed like compensation for attending committee meetings.

         3.11 Action by Directors Without a Meeting. Any action which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be.

         3.12 Action of Directors by Communications Equipment. Any action which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting pursuant to this Section 3.12 shall constitute presence in person at the meeting.

         3.13 Discharge of Duties. In discharging the duties of their respective positions, the Board of Directors shall, in considering the best interests of the Corporation, consider the effects of any action upon the employees of the Corporation and its subsidiaries, the depositors and the borrowers of any insured institution subsidiary, the communities in which offices and other establishments of the Corporation or any subsidiary are located and all other pertinent factors.

         3.14 Personal Liability of Directors. To the fullest extent permitted by Pennsylvania law, as now in effect and as amended from time to time, a director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director.


                                   ARTICLE IV
                                    OFFICERS


         4.1 Designations. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary and a Treasurer. A Chairman of the Board, one or more Vice President (including executive and senior vice presidents), and such other officers and assistant officers also may be elected or appointed as the Board of Directors may authorize from time to time. Any number of officers may be held by the same person. The responsibilities of the persons holding executive management positions may be clarified, by adding descriptive works to the office they hold such as "Chief Executive Officer." "Chief Operating Officer. "Chief Financial Officer," or a similar term, which designations may be made only by the Board of Directors.

         4.2 Election and Term of Office. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. A vacancy in an office for any cause may be filled by the Board of Directors at any time, and pending the filling of a vacancy, the Board of Directors may delegate the powers or duties of any office to another officer or director or any other person it may select.

         4.3 Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the vote or a majority of the full Board of Directors at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         4.4 Posers and Duties. The officers of the Corporation shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action of the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective officers.

         4.5 Delegation. In the case of absence or inability to act or any officers of the Corporation and of any person authorized to act in his or her place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person it may select.

         4.6 Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         4.7 Bonds. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

         4.8 Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by authority conferred by resolution of the Board. The Board also may fix the salaries or other compensation of assistant officers, agents and employees of the Corporation, but in the absence of such action, this function shall be performed by the President or by others under his or her supervision.

                                    ARTICLE V
                                  CAPITAL STOCK


         5.1 Certificates. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or the Treasurer, and sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state: (a) that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania; (b) the name of the person whom issued; and (c) the number and class of shares and the designation of the series, if any, which such certificate represents.

         5.2 Transfers.

               (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, ant to record transfers of shares therein.

               (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

         5.3 Registered Owner. Registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the Commonwealth of Pennsylvania.

         5.4 Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as it may determine, or establish such other procedures as it deems necessary.

         5.5 Fractional Shares or Scrip. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

         5.6 Share of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

         5.7 Determination of Stockholders or Record. The Board of Directors may fix a time, not more than ninety (90) days prior to the date of any meeting of stockholders or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, for the determination of stockholders of record for any such purpose. In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitles to notice of any to vote at, such a meeting, or to receive payment of such dividend, to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

         The Board of Directors may close the books of the Corporation against transfer of shares during the whole of any part of such period, and in such case written or printed notice thereof shall be mailed at lease (10) days before closing thereof to each stockholder of record at the address appearing on the records of the Corporation or supplied by him or her to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon.

         Unless a record date is fixed by the Board of Directors for the determination of stockholders entitled to receive notice of, or vote at, a stockholders' meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not ben entitled to notice of or to vote at such meeting.


                                   ARTICLES VI
                            FISCAL YEAR; ANNUAL AUDIT


         The fiscal year of the Corporation shall begin on the 1st day of July and end on the 30th day of June in each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

                                   ARTICLE VII
                       INDEMNIFICATION. ETC. OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS


         7.1 Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Pennsylvania law.

         7.2 Advancement of Expenses. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Section 7.1 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         7.3 Other Rights. This indemnification and advancement of expenses provided by or pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         7.4 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.


         7.5 Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding its interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article VII.

         7.6 Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article VII shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VII and no amendment or termination of any trust or other fund created pursuant to Section 7.5 of this
Article VII, shall alter to the detriment of such person the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

         7.7 Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article VII, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS


         8.1 Seal. The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.

         8.2 Books and Records. The Corporation shall keep it its registered office or principal place of business correct and complete books and records of account and an original in duplicate record of the proceedings of meetings of its stockholders and Board of Directors and committees thereof, and the original or a copy of the Bylaws, including all amendments or alterations thereto to date, certified by the Secretary; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

         8.3 Execution of Written Instruments. All contracts, deeds, mortgages, obligations, documents and instruments, whether or not requiring a seal, may be executed by the Chairman, the President or any Vice President and attested by the Secretary o the Treasurer or an Assistant Secretary or Assistant Treasurer, or may be executed or attested, or both, by such other person or persons as may be specifically designated by resolution of the Board of Directors. All checks, notes, drafts and orders for the payment of money shall be signed by such one or more officers of agents as the Board of Directors may from time to time designate.


                                   ARTICLE IX
                                   AMENDMENTS


         These Bylaws may be altered, amended or repealed by the Board of Directors of the Corporation in the manner prescribed at the time by the laws of the Commonwealth of Pennsylvania, subject to the ability of the Corporation's stockholders to change such action; provided, however, that any amendment or alteration to or repeal of the provisions of these Bylaws relating to the qualifications, classifications and terms of office of the Board of Directors and any amendment to this Article IX shall be authorized only upon receiving at least two-thirds of the votes that all holders of capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class, are entitled to cast thereon.